As filed with the Securities and Exchange
                    Commission on September 6, 1995
                   Registration Statement No. 33-


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                      _________________________

                               FORM S-3
                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933
                      _________________________

                       DAKA INTERNATIONAL, INC.
        (Exact name of Registrant as specified in its charter)
             Delaware                                04-3024178
   (State or other jurisdiction                   (I.R.S. Employer
  of incorporation or organization)             Identification No.)
                         One Corporate Place
                          55 Ferncroft Road
                        Danvers, MA 01923-4001
                            (508)774-9115
(Address, including zip code, and telephone number, including area code, of
                Registrant's principal executive offices)
                   _______________________________

                         William H. Baumhauer
                 Chairman and Chief Executive Officer
                       DAKA International, Inc.
                         One Corporate Place
                          55 Ferncroft Road
                  Danvers, Massachusetts 01923-4001
                            (508) 774-9115
(Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                           With copies to:

    Ettore A. Santucci, P.C.                    Charles W. Redepenning, Jr
      Goodwin, Procter & Hoar                     DAKA International, Inc.
         Exchange Place                             One Corporate Place
        Boston, MA 02109                              55 Ferncroft Road
                                                  Danvers, MA 01923-4001
                    _____________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                      CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered:  Common Stock, par value $.01 per share

Amount to be Registered:  1,332,847
Proposed Maximum Offering Price Per Share(1):  $26.69
Proposed Maximum Aggregate Offering Price(1):  $35,573,686
Amount of Registration Fee:  $12,268


(1) Based upon the average of the high and low sale prices reported on the Nasdaq National Market on September 5,1995 and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

               PRELIMINARY PROSPECTUS DATED SEPTEMBER 6, 1995
                            SUBJECT TO COMPLETION

PROSPECTUS

                              1,332,847 Shares

                          DAKA International, Inc.

                                Common Stock

                        _____________________________


      This Prospectus relates to the offering and sale (the "Offering") of up to 1,332,847 shares of common stock, $.01 par value per share (the "Common Stock"), of DAKA International, Inc. ("DAKA" or the "Company") to be held by certain stockholders of the Company (the "Selling Stockholders") upon the election of such Selling Stockholders to convert certain shares of Series A Preferred Stock, $.01 par value per share (the "Preferred Stock"), of the Company into shares of Common Stock. See "Plan of Distribution" and "Selling Stockholders." The registration of the shares of Common Stock offered hereby does not necessarily mean that the Selling Stockholders will elect to convert all or any of their shares of Preferred Stock or that, upon such conversion, any shares of Common Stock will be offered or sold by the Selling Stockholders.

      The Company has been advised by each of the Selling Stockholders that each Selling Stockholder, acting as principal for its own account, directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell all or a portion of the Common Stock offered hereby from time to time on terms to be determined at the time of sale. To the extent required, the specific shares of Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and the public offering prices, the names of any such agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part. See "Plan of Distribution." Each of the Selling Stockholders reserves the sole right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of shares of Common Stock to be made directly or through agents.

      The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered hereby will be the purchase price of the Common Stock sold less the aggregate agents' commissions and underwriters' discount, if any, and other expenses of issuance and distribution not borne by the Company. The Company will pay all of the expenses of the Offering other than brokerage or underwriting commissions. See "Registration Rights" and "Plan of Distribution" for indemnification arrangements between the Company and the Selling Stockholders. The Company will not receive any proceeds from the sale of the Common Stock offered hereby by the Selling Stockholders.

      The Common Stock is traded over-the-counter and is quoted on the Nasdaq National Market ("NASDAQ") under the symbol "DKAI."


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

                             ___________________


               The date of this Prospectus is _________, 1995.

                      AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 W. Madison Street,
Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

   The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including exhibits thereto, may be inspected and copied at the locations described above. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.


           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended July 1, 1995 (File No. 0-17229) as filed on September 1, 1995, and (ii) the description of the Company's Common Stock contained in its Registration Statement on Form S-4 (No. 33-24819) as filed on October 7, 1988 and amended by Amendment No. 1, filed on October 13, 1988.

   All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

   Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in an applicable Prospectus Supplement) or in any subsequently filed document that is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus or any Prospectus Supplement, except as so modified or superseded.

   The Company will provide, without charge, to each person, including any owner of Common Stock, to whom a copy of this Prospectus is delivered, at the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Michael A. Woodhouse, Chief Financial Officer, DAKA International, Inc., One Corporate Place, 55 Ferncroft Road, Danvers, Massachusetts 01923-4001, telephone (508) 774-9115.

                            THE COMPANY

   DAKA was formed in 1988 in connection with the merger of Daka, Inc. ("Daka") and Fuddruckers, Inc. ("Fuddruckers"), and is a diversified foodservice and restaurant company operating in the contract foodservice management industry and in the restaurant industry. Daka provides restaurant-style contract foodservice management at a variety of schools and colleges, corporate offices, factories, healthcare facilities, museums and government offices. Fuddruckers owns, operates and franchises Fuddruckers restaurants, which specialize in moderately-priced, casual dining for families and adults. In 1994, the Company acquired a 57% voting interest in Americana Dining Corporation ("ADC"), a newly formed company which acquired two restaurants operated under the name "Champps Sports Cafe" pursuant to a license from Champps Entertainment, Inc., licensor and franchisor of Champps restaurants. ADC has the exclusive rights to develop Champps restaurants in Ohio, Florida and seven Illinois counties.

   Founded in 1973, Daka is one of the 10 largest contract foodservice management companies in the United States. Operating under the name "Daka Restaurants," Daka seeks to provide a retail restaurant atmosphere for its guests by operating, among other things, a variety of branded concepts such as Taco Bell, Burger King, Pizza Hut and Dunkin' Donuts pursuant to licensing arrangements, as well as its own signature concepts within its foodservice operations. In July 1993, Daka acquired the majority of the assets and foodservice contracts comprising Service America Corporation's educational foodservice business. The acquired business provides contract foodservice to a variety of colleges and universities, and to public and private elementary and secondary schools, many of which are located in geographic areas where Daka had a significant presence. In February 1995, Daka, through a newly formed 80% owned limited partnership, Daka Restaurants, L.P., acquired certain educational foodservice and corporate dining contracts from ServiceMaster Management Services L.P. The acquired contracts expanded Daka's geographic presence into the western United States and strengthened its existing presence in the midwest.

   Fuddruckers restaurants, with an average check of approximately $6.15 and a "Kids Eat Free" program after 4 PM on Monday through Thursday, are designed to appeal to both families and adults seeking value in a casual dining atmosphere. The menu prominently features Fuddruckers' signature hamburgers, which are cooked to order and served on buns baked daily "from scratch" at each restaurant. The Fuddruckers restaurant decor features an open grill area, a glassed-in butcher shop and meat display case, an open bakery and a colorful display island of fresh produce and a variety of condiments, sauces and melted cheeses from which guests may garnish their own meals. Fuddruckers opened its first restaurant in 1980 in San Antonio, Texas and as of July 1, 1995, has expanded its operations to include 98 Fuddruckers-owned and 70 franchised restaurants located throughout the United States and in Canada, the Middle East and Australia. In 1995, Fuddruckers opened 22 Fuddruckers-owned restaurants and 9 franchised restaurants. In 1996, Fuddruckers plans to open 30 domestic Fuddruckers-owned and 20 franchised restaurants of which up to 5 will be opened in foreign countries.

   The Company's principal executive offices are located at One Corporate Place, 55 Ferncroft Road, Danvers, Massachusetts 01923-4001, and its telephone number is (508) 774-9115.

                            REGISTRATION RIGHTS

   The registration of the shares of Common Stock pursuant to the Registration Statement of which this Prospectus is a part will discharge certain of the Company's obligations under the terms of a Registration Rights Agreement dated as of January 17, 1992 with the holders of the Preferred Stock (the "Registration Rights Agreement").

   Pursuant to the Registration Rights Agreement, the Company has agreed to pay all expenses of effecting the registration of such shares of Common Stock (other than brokerage and underwriting commissions). The Company also has agreed to indemnify each Selling Stockholder under the Registration Rights Agreement and its officers, directors and other affiliated persons and any person who controls any Selling Stockholder against all losses, claims, damages and expenses arising under the securities laws in connection with the Registration Statement or this Prospectus or any amendment or supplement thereto or hereto, subject to certain limitations. In addition, the Selling Stockholders under the Registration Rights Agreement agreed to indemnify the Company and its directors, officers and any person who controls the Company against any losses, claims, damages and expenses arising under the securities laws in connection with the Registration Statement or this Prospectus or any amendment or supplement thereto or hereto, but only to the extent such loss, claim, damage or expense relates to written information furnished to the Company by such Selling Stockholder expressly for use in the Registration Statement or this Prospectus or any amendment or supplement thereto or hereto.

                       SELLING STOCKHOLDERS

   The following table sets forth certain information with respect to the Selling Stockholders, including the number of shares of Common Stock beneficially owned by each Selling Stockholder as of the date of this Prospectus, the percentage of shares of voting stock outstanding held by each and the number of shares of Common Stock offered hereby, assuming conversion of all shares of Preferred Stock held by each. There can be no assurance that all or any of the shares offered hereby will be sold.

                                               Percentage                                           Percentage of
                        Number of Shares       of Shares            Number of    Number of Shares   Shares of
                         of Common Stock       of Voting Stock     Shares of    of Common Stock     Voting Stock
                        Beneficially Held      Outstanding Prior   Common Stock  Beneficially Held  Outstanding After
Selling Stockholder   Prior to the Offering(1) to the Offering (2) Stock Offered After the Offering the Offering
First Capital Corporation
 of Chicago (3           1,202,661               17.3%              982,074     220,587            3.2

Cross Creek
 Partners I (3)(4)         160,355                2.3%              130,945      29,410             *

Protective Insurance
 Company (5)               136,302                2.0%              136,302           0             *

NS Associates, Inc. (5)     18,054                 *                 18,054           0             *

John G. Schreiber (5)       40,089                 *                 32,736       7,353             *

Jennifer C. Schreiber
 Trust (5)(6)                5,019                 *                  4,098         921             *

Heather E. Schreiber
 Trust (5)(6)                5,019                 *                  4,098         921             *

Amy D. Schreiber
 Trust (5)(6)                5,019                 *                  4,098         921             *

Michael D. Schreiber
 Trust (5)(6)                5,020                 *                  4,098         922             *

Matthew D. Schreiber
 Trust (5)(6)                5,004                 *                  4,086         918             *

Nicholas J. Schreiber
 Trust (5)(5)                5,004                 *                  4,086         918             *

Molly E. Schreiber
 Trust (5)(6)                5,004                 *                  4,086         918             *

Kaitlin E. Schreiber
 Trust (5)(6)                5,004                 *                  4,086         918             *
                                                                  ---------   ---------
                                                                   1,332,847  1,332,847
                                                                   =========  =========
________________________________

*   Less than one percent.

(1) Includes, with respect to each indicated Selling Stockholder, Common Stock to be issued to such Selling Stockholder upon conversion by such Selling Stockholder of his or its shares of Preferred Stock, of which such Selling Stockholder is deemed to be the beneficial owner pursuant to Exchange Act Rule 13d-3.

(2) Voting stock includes outstanding shares of Common Stock and all shares of Common Stock that may be issued to the holders of Preferred Stock upon conversion thereof. For purposes of determining the percentages set forth in the table, each share of Preferred Stock is counted as the equivalent of the number of shares of Common Stock into which it can be converted, whether or nor conversion has occurred, because holders of Preferred Stock are entitled to one vote on each matter submitted to a vote of the Company's stockholders for each share of Common Stock issuable upon conversion.

(3) Eric C. Larson and Timothy A. Dugan, who are members of the Board of Directors of the Company, are general partners of Cross Creek Partners I, an investment partnership comprised of individual officers of The First National Bank of Chicago, an affiliate of First Capital Corporation of Chicago ("FCCC"). Mr. Larson and
    Mr. Dugan are the beneficial owners of a portion of the shares of Common Stock beneficially owned by Cross Creek Partners I by virtue of their general partnership interest therein. FCCC, an equity investment subsidiary of First Chicago Corporation, transferred a total of 15,000 shares of Preferred Stock to the other Selling Stockholders (excluding Cross Creek Partners I) on May 11, 1992, but retained all voting rights with respect thereto. Although by virtue of such retained voting rights FCCC is deemed to be a beneficial owner of the 10,553.955 shares of Preferred Stock still owned by such Selling Stockholders and the 234,532 shares of Common Stock issued or issuable upon conversion thereof, FCCC has no pecuniary interest in such shares or the shares of Common Stock issued upon conversion thereof and the ownership of Common Stock for FCCC set forth in this table does not include any such shares.

(4) Excludes all shares beneficially owned by FCCC.  Cross Creek
    Partners I is an investment partnership comprised of individual officers of The First National Bank of Chicago, an affiliate of FCCC.

(5) FCCC transferred to this Selling Stockholder shares of Preferred
    Stock on May 11, 1992, but retained all voting rights with respect thereto. Although by virtue of such retained voting rights FCCC is deemed to be a beneficial owner of the shares of Preferred Stock still owned by such Selling Stockholder and the shares of Common Stock issued or issuable upon conversion thereof, FCCC has no pecuniary interest in such shares or the shares of Common Stock issued upon conversion thereof and the ownership of Common Stock for FCCC set forth in this table does not include any such shares.

(6) Created under the John G. Schreiber 1987 Children's Trust U/A
    DTD 12/1/87.


                            PLAN OF DISTRIBUTION

    The shares of Common Stock offered hereby may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The Company will not receive any of the proceeds from this offering.

    The Selling Stockholders may from time to time offer shares of Common Stock offered hereby to or through underwriters, dealers or agents, who may receive consideration in the form of discounts and commissions; such compensation, which may be in excess of ordinary brokerage commissions, may be paid by the Selling Stockholders and/or the purchasers of the shares of Common Stock offered hereby for whom such underwriters, dealers or agents may act. Any such dealers or agents that participate in the distribution of the shares of Common Stock offered hereby may be deemed to be "underwriters" as defined in the Securities Act, and any profit on the sale of such shares of Common Stock offered hereby by them and any discounts, commissions or concessions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. The aggregate proceeds to the Selling Stockholders from sales of the Common Stock offered by the Selling Stockholders hereby will be the purchase price of such Common Stock less any broker's commissions and underwriter's discounts.

    To the extent required by the Securities Act with respect to underwritten offerings, the specific shares of Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of the underwriter or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part.

    The sale of shares of Common Stock by the Selling Stockholders may also be effected from time to time by selling shares directly to purchasers or to or through broker-dealers. In connection with any such sales, any such broker-dealer may act as agent for the Selling Stockholders or may purchase from the Selling Stockholders all or a portion of such shares as principal. Such sales may be made on NASDAQ or any exchange on which the shares of Common Stock are then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then-current market prices or at prices otherwise negotiated. Shares may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal and resale by such broker-dealer for its own account pursuant to a Prospectus Supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NASDAQ rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers;
(v) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and
(vi) sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or other compensation from the Selling Stockholders in amounts to be negotiated immediately prior to the sale that are not expected to exceed those customary in the types of transactions involved. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

    The Company will pay substantially all the expenses incurred by the Selling Stockholders and the Company incident to the offering and sale of the shares of Common Stock offered hereby to the public, but excluding any discounts, commissions and fees of underwriters, broker-dealers or agents. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.


                              LEGAL MATTERS

    Certain legal matters, including the legality of the Common
Stock offered hereby, will be passed upon for the Company by Goodwin, Procter & Hoar, Boston, Massachusetts.


                                 EXPERTS

    The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended July 1, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

     No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this Prospectus. If given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.
Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

                         ____________________





                           TABLE OF CONTENTS
                                              Page

Available Information. . . . . . . .            2
Incorporation of Certain Documents
   by Reference. . . . . . . . . . .            2
The Company. . . . . . . . . . . . .            3
Registration Rights. . . . . . . . .            3
Selling Stockholders . . . . . . . .            4
Plan of Distribution . . . . . . . .            5
Legal Matters. . . . . . . . . . . .            5
Experts. . . . . . . . . . . . . . .            6







                           1,332,847 Shares


                                 DAKA
                          International, Inc.


                             Common Stock






                         ____________________

                              PROSPECTUS
                         ____________________






                           ___________, 1995

             PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

    The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

 Registration fee -- Securities and Exchange Commission. . . .   $12,268
 Accountants' fees and expenses . . . . .                         15,000
 Blue Sky fees and expenses . . . . . . .                         10,000
 Legal fees and expenses (other than Blue Sky). .                 15,000
 Miscellaneous. . . . . . . . . . . . . .                          7,732

  TOTAL. . . . . . . . . . . . . . . . . .                       $60,000



Item 15.  Indemnification of Directors and Officers.

Limitation of Liability and Indemnification

    The Registrant is a Delaware corporation. Reference is made to Section 145(a) and Section 145(b) of the Delaware General Corporation Law, which enables a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     A corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 145 further provides: that a Delaware corporation is required to indemnify a director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made
(i) by the board of directors by vote of directors who were not party to such action, suit or proceeding, or
(ii) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders of the Registrant.

    The Certificate of Incorporation and By-laws of the Registrant provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by law, as now in effect or later amended. The By-laws also provide that expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Registrant in advance of final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if it ultimately is determined that he is not entitled to be indemnified by the Registrant. The By-laws further provide that such indemnification provisions are not exclusive.

    Additionally, the Registrant's Certificate of Incorporation eliminates the personal liability of the Registrant's directors to the Registrant or the stockholders of the Registrant to the fullest extent permitted by the provisions of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.


Item 16.  Exhibits.

   5.1 Opinion of Goodwin, Procter & Hoar as to the legality of the securities being registered.

   23.1   Consent of Deloitte & Touche LLP, Independent Auditors.

   23.2   Consent of Goodwin, Procter & Hoar (included in Exhibit
          5.1 hereto).

   24.1   Powers of Attorney (included on the signature page hereof).


Item 17.  Undertakings.

    (a) The Company hereby undertakes:

        (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3)
                of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Danvers, the Commonwealth of Massachusetts, on September 1, 1995.

                                DAKA INTERNATIONAL, INC.


                               By: /s/ William H. Baumhauer
                                  ----------------------------
                                  William H. Baumhauer,
                                  Chairman and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

    Each person whose signature appears below constitutes and appoints William H. Baumhauer and Michael A. Woodhouse and each of them, as her or his true and lawful attorney-in-fact and agent, with full power of substitution, for her or him and in her or his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her or his substitute may lawfully do or cause to be done by virtue hereof.

         Signature                 Title                  Date


/s/ William H. Baumhauer  Chairman, Chief Executive     September 1, 1995
                          Officer and Director
William H. Baumhauer      (Principal Executive Officer)


/s/ Allen R. Maxwell      President and Chief           September 1, 1995
Allen R. Maxwell          Operating Officer


/s/ Michael A. Woodhouse  Senior Vice President,        September 1, 1995
Michael A. Woodhouse      Chief Financial Officer
                          and Treasurer (Principal
                          Financia and Accounting Officer)


/s/ E.L. Cox              Director                      September 1, 1995
E. L. Cox


/s/ Timothy A. Dugan      Director                      September 1, 1995
Timothy A. Dugan


/s/ Eric C. Larson        Director                      September 1, 1995
Eric C. Larson


/s/ Erline Belton         Director                      September 1, 1995
Erline Belton


/s/ Alan D. Schwartz      Director                      September 1, 1995
Alan D. Schwartz

                            EXHIBIT INDEX


Exhibit No.                   Description

5.1 Opinion of Goodwin, Procter & Hoar as to the legality of the securities being registered.

23.1              Consent of Deloitte & Touche LLP, Independent Auditors.

23.2              Consent of Goodwin, Procter & Hoar (included in Exhibit
                  5.1 hereto).

24.1 Powers of Attorney (included on the signature page hereof).